                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  November 28, 1995
                                                      -----------------

                           FAMILY BARGAIN CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                      0-16309                  51-0299573
------------------------     ------------------------     ------------------
(State of incorporation)     (Commission File Number)     (IRS Empl. ID No.)

        315 East 62nd Street, New York, New York                 10021
        ----------------------------------------               ----------
        (Address of principal executive offices)               (Zip code)


       Registrant's telephone number, including area code  (212) 980-9670
                                                           ---------------

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

       Filed with this report are the following financial statements of Capin Mercantile Corporation (now called Factory 2-U, Inc.):

             (1) Unaudited balance sheet as of November 10, 1995 and the related statements of operations and cash flows for the ten months ended October 31, 1994 and the period ended November 10, 1995.

(b) Pro Forma Financial Information.

       Filed with this report are the following unaudited pro forma financial statements of the registrant:

             (1) Pro forma consolidated balance sheet as of October 28, 1995.

             (2) Pro forma consolidated statement of operations for the nine months ended October 28, 1995.

             (3) Pro forma consolidated statement of operations for year ended
                 December 31, 1994.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned hereunto duly authorized.


                                        FAMILY BARGAIN CORPORATION


                                        --------------------------------------
                                         /s/ William W. Mowbray
                                             Chief Financial Officer

                          CAPIN MERCANTILE CORPORATION
                                 BALANCE SHEET
                                  (UNAUDITED)
                               NOVEMBER 10, 1995



ASSETS
------

Current assets:
     Cash and cash equivalents                                                             $   777,000
     Receivables:
            Trade accounts, less allowance for doubtful accounts
            and sales returns of $155,000                                                       32,000
            Other                                                                              565,000
                                                                                           -----------

                  Total receivables                                                            597,000

Merchandise inventories                                                                     10,233,000
Prepaid expenses                                                                               197,000
                                                                                           -----------

                  Total current assets                                                      11,804,000
                                                                                           -----------

Land held for development                                                                      531,000
Property, plant and equipment, net                                                           7,856,000
Other                                                                                           38,000
                                                                                           -----------

                  Total assets                                                             $20,229,000
                                                                                           ===========

                          CAPIN MERCANTILE CORPORATION
                            BALANCE SHEET, CONTINUED
                                  (UNAUDITED)
                               NOVEMBER 10, 1995


LIABILITIES AND STOCKHOLDERS' DEFICIENCY
----------------------------------------

Current liabilities:
     Note payable to bank                                                                $  3,625,000
     Trade accounts payable                                                                15,837,000
     Accrued expenses                                                                       2,353,000
     Current installments of long term debt                                                 3,381,000
                                                                                         ------------
        Total current liabilities                                                          25,196,000

Commitments and contingencies                                                                   -

Long-term debt, net of current portion                                                      2,240,000
Other non-current liabilities                                                                 487,000
                                                                                         ------------
        Total liabilities                                                                  27,923,000
                                                                                         ------------
Stockholders' deficiency:
     Common stock, $0.01 par value, 1,000,000 shares
            authorized, 165,652 shares issued and outstanding                                   2,000
     Additional paid-in capital                                                             7,235,000
     Deficit                                                                              (14,931,000)
                                                                                         ------------

            Total stockholders' deficiency                                                 (7,694,000)
                                                                                         ------------

            Total liabilities and stockholders' deficiency                               $ 20,229,000
                                                                                         ============





See accompanying notes to condensed interim financial statements.

                         CAPIN MERCANTILE CORPORATION
                      CONDENSED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)
                      TEN MONTHS ENDED OCTOBER 31, 1994
                      THE PERIOD ENDED NOVEMBER 10, 1995


                                                                   1994                        1995
                                                               -----------                 -----------
     Net sales                                                 $71,783,000                 $47,457,000

     Cost of sales                                              52,761,000                  34,717,000
                                                               -----------                 -----------

            Gross margin                                        19,022,000                  12,740,000

     General and administrative expenses                        28,262,000                  22,107,000
                                                               -----------                 -----------

            Operating loss                                      (9,240,000)                 (9,367,000)

     Other income (expense), net                                  (264,000)                   (415,000)
                                                               -----------                 -----------

            Net loss                                           $(9,504,000)                $(9,782,000)
                                                               ===========                 ===========





See accompanying notes to condensed interim financial statements.

                          CAPIN MERCANTILE CORPORATION
                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                       TEN MONTHS ENDED OCTOBER 31, 1994
                       THE PERIOD ENDED NOVEMBER 10, 1995

                                                                                          1994                   1995
                                                                                      -----------            -----------
Net cash used by operating activities                                                 $(4,347,000)           $(3,930,000)

Cash flows from investing activities:
     Proceeds from sale of property and equipment                                          71,000                234,000
     Decrease in notes receivable from non-operating affiliates                             5,000                (16,000)
     Collections of notes receivable                                                       27,000                 31,000
     Additions to property, plant, and equipment                                         (728,000)               (61,000)
     Decrease in cash value of officers' life insurance                                   126,000                 66,000
                                                                                      -----------            -----------

            Net cash provided by (used in) investing activities                          (499,000)               254,000
                                                                                      -----------            -----------

Cash flows from financing activities:
     Decrease in cash surrender value policy loans                                        (32,000)                 -
     Borrowings on line of credit                                                      17,445,000             25,542,000
     Repayments of line of credit                                                     (13,445,000)           (21,917,000)
     Net payments of long-term debt                                                      (173,000)              (379,000)
     Net payments on notes payable to related parties                                    (218,000)              (264,000)
     Cash contributions                                                                   402,000                 -
     Cash distributions                                                                  (225,000)                -
                                                                                      -----------            -----------

            Net cash provided in financing activities                                   3,754,000              2,982,000
                                                                                      -----------            -----------

Net decrease in cash                                                                   (1,092,000)              (694,000)

Cash and cash equivalents, beginning of period                                          1,729,000              1,471,000
                                                                                      -----------            -----------
Cash and cash equivalents, end of period                                              $   637,000            $   777,000
                                                                                      ===========            ===========


See accompanying notes to condensed interim financial statements.

                          CAPIN MERCANTILE CORPORATION
           NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS
                               NOVEMBER 10, 1995


1.   Unaudited Condensed Interim Financial Statements

     The accompanying unaudited condensed financial statements of Capin Mercantile Corporation (the "Company" or "CMC") do not include all of the information and footnotes required by generally accepted accounting principals for annual financial statements and should be read in conjunction with the financial statements for the year ended December 31, 1994 filed previously.

     In the opinion of management, these interim financial statements reflect all adjustments which are necessary to a fair statement of the results of the interim periods presented. All such adjustments are of a normal recurring nature.

2.   Acquisition by Family Bargain Corporation

     On November 13, 1995, Family Bargain Corporation ("FBC") acquired all of the outstanding shares of common stock of the Company. The acquisition was completed pursuant to the Stock Purchase Agreement, dated August 29, 1995, by and between the FBC and the former shareholders of CMC.

     In connection with the stock purchase, certain former shareholders of CMC agreed to accept $1,249,000 plus an additional payment (the "Contingent Payment") of $600,000, the amount of which is subject to adjustment, in return for approximately $4.7 million in indebtedness owed to them by CMC. The Contingent Payment will be adjusted up or down, as described in the Stock Purchase Agreement, based upon the net proceeds from the sale, or appraised value at a future date, of certain real property consisting of a facility that housed the CMC corporate offices, distribution center, and undeveloped land and is included in long-term debt in the adjusted amount of $915,000.

3.   Restructuring of Debt and Accounts Payable

     The Company has negotiated or is in the process of negotiating a restructuring of certain of its debt and trade payable obligations. The form of this restructuring has generally been agreements by creditors to accept payment of invoices dated prior to September, 1, 1995 in installments over a 24 month term.

4.   Revolving Credit Facility

     Concurrent with the purchase of the Company by FBC in November 1995, the Company repaid 100% of its former line of credit with the proceeds of a new line of credit (the "New Line") with a new lender. The New Line is a $10 million revolving line of credit comprised of advances limited to a percentage of eligible inventory and bears interest at a floating rate based on a prime rate of interest plus 2%.

                  FAMILY BARGAIN CORPORATION AND SUBSIDIARIES
                                      AND
                               FACTORY 2-U, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                OCTOBER 28, 1995


     Set forth below are the respective historical balance sheets of Family Bargain Corporation and Subsidiaries ("FBC") as of October 28, 1995, Factory 2-U, Inc.("Factory 2-U"), formerly known as Capin Mercantile Corporation, as of November 10, 1995 and the combined pro forma financial position as though the combination had occurred on October 28, 1995.

     The presentation reflects the purchase of all of the common stock of Factory 2-U and the assumption of the net liabilities of Factory 2-U by FBC. The pro forma combined balance sheet should be read in conjunction with the historical financial statements of FBC, the historical financial statements of Capin Mercantile Corporation (called Factory 2-U herein) included in the original filing of the Current Report on Form 8-K dated November 28, 1995, the historical financial statements of Capin Mercantile Corporation included with this amendment and the pro forma statements of operations included with this amendment.

     The pro forma financial statements include allocations of the purchase price to the assets and liabilities of Factory 2-U based on preliminary estimates of their fair values on the date of acquisition. Final allocations will be made based on the sales price of assets expected to be disposed of in the near future or appraised value.

     The pro forma financial information set forth below is not necessarily indicative of the future financial position of FBC or the financial position that would have been reported had the transaction been completed on October 28, 1995.

FAMILY BARGAIN CORPORATION
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
OCTOBER 28, 1995
(IN THOUSANDS)


                                                      FAMILY BARGAIN                           PRO FORMA
                                                        CORPORATION                           ADJUSTMENTS      PRO FORMA
                                                     AND SUBSIDIARIES   FACTORY 2-U, INC.   DEBIT (CREDIT      COMBINED
                                                     ----------------   -----------------   --------------     ---------
ASSETS

Current Assets:
   Cash                                                  $    142                777            (675) (A)           244
   Merchandise inventories                                 27,623             10,233               -             37,856
   Other current assets                                     8,953                794          (4,942) (B)         4,805
                                                         --------            -------           -----             ------
      Total current assets                                 36,718             11,804          (5,617)            42,905

Fixed assets, net                                           7,259              8,387             493  (C)        16,139
Other assets                                                1,528                 38               -              1,566
Goodwill                                                   28,521                              7,180  (D)        35,701
                                                         --------             ------           -----             ------
                                                         $ 74,026             20,229           2,056             96,311
                                                         ========             ======           =====             ======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                      $ 10,592             15,837           7,843  (E)        18,586
   Other accrued expenses                                   6,447              2,353            (673) (F)         9,473
   Revolving credit note                                        -              3,625           3,625  (G)             0
   Current installments of long term debt                       -              3,381             625  (H)         2,756
                                                          -------             ------          ------             ------
      Total current liabilities                            17,039             25,196          11,420             30,815

Revolving credit note, less current maturities             19,932                  -          (3,625) (I)        23,557
Long-term debt, less current maturities                     9,840              2,240             167  (J)        11,913
Other liabilities                                           1,734                487          (2,324) (K)         4,545
                                                          -------             ------          ------             ------
      Total liabilities                                    48,545             27,923           5,638             70,830
                                                          -------             ------          ------             ------

Stockholders' equity:
   Series A convertible preferred stock                    26,981                  -               -             26,981
   Common stock                                                 7                  2               2  (L)             7
   Additional paid-in capital                              19,796              7,235           7,235  (M)        19,796
   Accumulated deficit                                    (21,303)           (14,931)        (14,931) (N)       (21,303)
                                                         --------             ------          ------             ------
      Total stockholders' equity (deficit)                 25,481             (7,694)         (7,694)            25,481
                                                         --------             ------          ------             ------
                                                         $ 74,026             20,229          (2,056)            96,311
                                                         ========             ======          ======             ======

FAMILY BARGAIN CORPORATION
NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
OCTOBER 28, 1995

(1) PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET

    The total purchase price and fair value of the assets acquired at November 10, 1995 to record the acquisition of Factory 2-U, Inc. are summarized as follows (in thousands):

    Purchase price:
       Cash paid to former shareholders                             $  675
       Note payable to former shareholders                             125
       Cash investment by parent                                       325
       Estimated acquisition costs and cash investment                 400     1,525
                                                                    ------

    Assumption of the net liabilities of Factory 2-U
       at estimated fair value (including notes payable to
       former shareholders)                                                    5,655
                                                                              ------
       Excess of purchase price over the fair value
          of assets acquired, recorded as goodwill                            $7,180
                                                                              ======

    The adjustment to record the acquisition of Factory 2-U and eliminate Factory 2-U's stockholders' equity follows (in thousands):

                                                                             DEBIT (CREDIT)
    Cash (payments to former shareholders)                                   $  (675)(A)
    Elimination of intercompany receivable                                    (4,942)(B)
    Fixed assets (to reflect fair value)                                         493 (C)
    Goodwill                                                                   7,180 (D)
    Accounts payable:
       Elimination of intercompany payable                         $ 4,942
       Discount on restructured trade accounts payable                 366
       Reclassification of restructured payables to long-term        2,535     7,843 (E)
                                                                   -------
    Other accrued expenses:
       Accrual of acquisition costs (Factory 2-U's books)             (225)
       Accrual of acquisition costs incurred by parent
          net of cash invested by parent of $325                      (400)
       Reclassification of payable to former shareholder               (48)     (673)(F)
                                                                   -------
    Reclassification of revolving credit note to long-term
       (to reflect refinancing)                                                3,625 (G)
    Payments of obligations to former shareholders                               625 (H)
    Reclassification of revolving credit note to long-term
       (to reflect refinancing)                                               (3,625)(I)
    Reclassification of payable to former shareholder                            167 (J)
    Other liabilities:
       Adjustment of liabilities to fair value                         179
       Discount on restructured trade accounts payable                 151
       Reclassification of payable to former shareholder              (119)
       Reclassification of restructured payables to long-term       (2,535)   (2,324)(K)
                                                                   -------
    Payments of former shareholder debt
    Common stock                                                                   2 (L)
    Additional paid-in capital                                                 7,235 (M)
    Accumulated deficit                                                      (14,931)(N)
                                                                            --------
                                                                            $      0
                                                                            ========

(2) DEFERRED TAXES

    The acquisition resulted in the recognition of deferred tax assets which have been offset in their entirety by a valuation allowance.

                  FAMILY BARGAIN CORPORATION AND SUBSIDIARIES
                                      AND
                               FACTORY 2-U, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED OCTOBER 28, 1995


     Set forth below are the respective historical statements of operations of Family Bargain Corporation and Subsidiaries ("FBC") for the nine months ended October 28, 1995, Factory 2-U, Inc.("Factory 2-U"), formerly known as Capin Mercantile Corporation, for the period from January 1, 1995 to November 10, 1995 and the combined pro forma statement of operations as though the combination had occurred on January 29, 1995 for FBC and January 1, 1995 for Factory 2-U.

     The presentation reflects the purchase of all of the common stock of Factory 2-U and the assumption of the net liabilities of Factory 2-U by FBC. The pro forma combined statement of operations should be read in conjunction with the historical financial statements of FBC, the historical financial statements of Capin Mercantile Corporation included in the original filing of the Current Report on Form 8-K dated November 28, 1995, the historical financial statements of Capin Mercantile Corporation included with this amendment and the pro forma balance sheet included with this amendment.

     The pro forma financial information set forth below is not necessarily indicative of future results of operations or results of operations had the acquisition been completed as of January 29, 1995 or as of January 1, 1995.

FAMILY BARGAIN CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED OCTOBER 28, 1995
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                         FAMILY BARGAIN
                                          CORPORATION                         PRO FORMA        PRO FORMA
                                        AND SUBSIDIARIES   FACTORY 2-U, INC.  ADJUSTMENTS       COMBINED
                                        ----------------   -----------------  -----------      ---------
Net sales                                 $  115,672             47,457         (7,193)(A)       155,936
Cost of sales                                 76,178             34,717         (5,264)(B)       105,631
                                          ----------            -------        -------          --------
   Gross profit                               39,494             12,740         (1,929)           50,305
                                          ----------            -------        -------          --------
Selling and administrative expenses           38,300             22,107         (9,470)(C)        50,937
Amortization of goodwill                         943                  -            247 (D)         1,190
                                          ----------            -------        -------          --------
   Operating income                              251             (9,367)         7,294            (1,822)

Interest expense and financing fees           (2,302)              (415)            62 (E)        (2,779)
                                          ----------            -------        -------          --------
   Net loss                                   (2,051)            (9,782)         7,356            (4,601)

Preferred stock dividends                     (2,280)                 -                          (2,280)
                                          ----------            -------        -------          --------
  Net loss available to common stock      $   (4,331)            (9,782)         7,356            (6,881)
                                          ==========            =======        =======          ========


Net income (loss) per common share and
   common stock equivalents               $    (1.08)                                          $  (1.72)

Weighted average shares outstanding:       4,008,311                                          4,008,311

FAMILY BARGAIN CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED  STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED OCTOBER 28, 1995

(1)  PERIODS PRESENTED

     The unaudited pro forma condensed statement of operations includes the results of Family Bargain Corporation for the nine months ended October 28, 1995 and the results of Factory 2-U, Inc. for the period from January 1, 1995 to November 10, 1995.


(2)  ADJUSTMENTS TO STATEMENT OF OPERATIONS (IN THOUSANDS):

                                                                                DEBIT (CREDIT)
     Sales (to eliminate closed stores)                                           $7,193 (A)
     Cost of sales (to eliminate closed stores)                                   (5,264)(B)
     General and administrative expenses
        (to eliminate expenses related to closed stores
        and to eliminate duplicative corporate expenses)                          (9,470)(C)
     Amortization of goodwill (over 25 year period)                                  247 (D)
     Interest expense and financing fees:
        To eliminate interest expense on forgiven debt                    ($265)
        To record interest on new debt to former shareholders               107
        To record interest differential arising from increased
           interest rate on refinanced revolving credit note                 96      (62)(E)
                                                                          -----  -------
              Total adjustments to statement of operations                       ($7,356)
                                                                                 =======

(3)  INCOME TAXES

     As a result of historical operating losses, no provision for income taxes is reflected on a pro forma basis.

                  FAMILY BARGAIN CORPORATION AND SUBSIDIARIES
                                      AND
                               FACTORY 2-U, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED JANUARY 28, 1995


     Set forth below are the respective historical statements of operations of Family Bargain Corporation and Subsidiaries ("FBC") for the twelve months ended January 28, 1995, Factory 2-U, Inc.("Factory 2-U"), formerly known as Capin Mercantile Corporation, for the year ended December 31, 1994 and the combined pro forma statement of operations as though the combination had occurred on January 30, 1994 for FBC and January 1, 1994 for Factory 2-U.

     The presentation reflects the purchase of all of the common stock of Factory 2-U and the assumption of the net liabilities of Factory 2-U by FBC. The pro forma combined statement of operations should be read in conjunction with the historical financial statements of FBC, the historical financial statements of Capin Mercantile Corporation included in the original filing of the Current Report on Form 8-K dated November 28, 1995, the historical financial statements of Capin Mercantile Corporation included with this amendment and the pro forma balance sheet included with this amendment.

     The pro forma financial information set forth below is not necessarily indicative of future results of operations or results of operations had the acquisition been completed as of January 30, 1994 or as of January 1, 1994.

FAMILY BARGAIN CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JANUARY 28, 1995
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                               FAMILY BARGAIN
                                                CORPORATION                        PRO FORMA         PRO FORMA
                                              AND SUBSIDIARIES  FACTORY 2-U, INC.  ADJUSTMENTS        COMBINED
                                              ----------------  -----------------  -----------       ---------
Net sales                                          $146,520           93,876         (25,813)(A)       214,583
Cost of sales                                        97,085           69,055         (19,028)(B)       147,112
                                                   --------          -------        --------          --------
   Gross profit                                      49,435           24,821          (6,785)           67,471
                                                   --------          -------        --------          --------
Selling and administrative expenses                  45,510           31,474         (13,532)(C)        63,452
Amortization of goodwill                              1,188                -             287 (D)         1,475
Management fees to affiliate                            129                -               -               129
                                                   --------          -------        --------          --------
   Operating income                                   2,608           (6,653)          6,460             2,415

Interest expense and financing fees                  (2,813)            (661)             17 (E)        (3,457)
Other income                                              -              668            (407)(F)           261
                                                   --------          -------        --------          --------
   Loss from continuing operations before
       income taxes and  discontinued operations
      and extraordinary gain                           (205)          (6,646)          6,070              (781)

Income taxes                                           (149)               -               -              (149)
                                                   --------          -------        --------          --------
   Loss before discontinued operations                 (354)          (6,646)          6,070              (930)

Loss on disposal of discontinued operations,
   net of income tax benefit                         (2,241)               -               -            (2,241)
                                                   --------          -------        --------          --------
   Loss before extraordinary gain                    (2,595)          (6,646)          6,070            (3,171)

Extraordinary gain, net of income taxes               5,251                -               -             5,251
                                                   --------          -------        --------          --------
   Net income                                         2,656           (6,646)          6,070             2,080

Preferred stock dividends                            (2,030)               -               -            (2,030)
                                                   --------          -------        --------          --------
  Net income available to common stock             $    626           (6,646)          6,070                50
                                                   ========          =======        ========          ========

Income (loss) applicable to common stock
   per common share and common stock
   equivalents:
      Loss from continuing operations            $    (0.59)                                        $    (0.74)
      Loss before extraordinary gain                  (1.15)                                             (1.30)
      Net income per common share                      0.16                                               0.01

Weighted average shares outstanding:              4,008,311                                          4,008,311

FAMILY BARGAIN CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JANUARY 28, 1995

(1) PERIODS PRESENTED

    The unaudited pro forma condensed statement of operations includes the results of Family Bargain Corporation for the fiscal year ended January 28, 1995 and the results of Factory 2-U, Inc. the year ended December 31, 1994.


(2) ADJUSTMENTS TO STATEMENT OF OPERATIONS (IN THOUSANDS):

                                                                       DEBIT (CREDIT)
    Sales (to eliminate closed stores)                                   $25,813  (A)
    Cost of sales (to eliminate closed stores)                           (19,028) (B)
    General and administrative expenses
      (to eliminate expenses related to closed stores
      and to eliminate duplicative corporate expenses)                   (13,532) (C)
    Amortization of goodwill (over 25 year period)                           287  (D)
    Interest expense and financing fees:
      To eliminate interest expense on forgiven debt             ($210)
      To record interest on new debt to former shareholders        123
      To record interest differential arising from increased
         interest rate on refinanced revolving credit note          70       (17) (E)
                                                                 -----
    Other income (to eliminate gain on sale of assets)                       407  (F)
                                                                         -------
            Total adjustments to statement of operations                 ($6,070)
                                                                         =======

(3) INCOME TAXES

    As a result of historical operating losses, no provision for income taxes is reflected on a pro forma basis.